POHL, MCNABOLA, BERG & CO., LLP
                         50 FRANCISCO STREET, SUITE 120
                             SAN FRANCISCO, CA 94133
                       TEL: 415-399-1330 FAX: 415-399-9212

Board of Directors of
FinancialContent, Inc.

Re:      Registration Statement on Form S-8

Gentlemen:


We consent to the inclusion in this registration statement on Form S-8, dated October 20, 2004, under the caption "Experts", the reference to our report
dated  September 29, 2004  with respect  to  the financial  statements   of
FinancialContent, Inc., for the years ended June 30, 2004 and 2003.



/s/ Pohl, McNabola, Berg & Company LLP
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Pohl, McNabola, Berg & Company LLP
October 20, 2004
San Francisco, CA